                                                                     Exhibit 21

                            SUBSIDIARIES OF DPL INC.

DPL Inc. had the following wholly owned subsidiaries on February 15, 2000:

                                                                State of
Name                                                          Incorporation
----                                                          -------------
The Dayton Power and Light Company                                Ohio
Miami Valley Insurance Company                                    Vermont
Miami Valley Leasing, Inc.                                        Ohio
Miami Valley Resources, Inc.                                      Ohio
Miami Valley Lighting, Inc.                                       Ohio
Miami Valley Development Company                                  Ohio
Miami Valley CTC, Inc.                                            Ohio
DPL Energy, Inc.                                                  Ohio
Plaza Building, Inc.                                              Ohio
DPL Capital Trust I                                               Delaware